ENERGY WEST INCORPORATED ANNOUNCES THE SALE OF ITS MONTANA AND WYOMING WHOLESALE
PROPANE ASSETS

GREAT FALLS, Mont., August 22/PRNewswire-First Call/--ENERGY WEST INCORPORATED
(NASDAQ: EWST - News), a natural gas, propane and energy marketing company serving the Rocky Mountain states, announced today that its subsidiary Energy
West Propane, Inc. on August 21, 2003, completed the sale of the assets of its
Montana and Wyoming wholesale propane business (including the terminal located in Superior, Montana) to Jack's Wholesale Propane, Inc. (an affiliate of
Northern Petro NGL Marketing Inc.) for approximately $1,370,000. The purchase price consisted of cash payments of $750,000 and a promissory note for approximately $620,000, payable over approximately 46 months. Energy West will realize a pretax gain of approximately $185,000 as a result of this transaction.
With the completion of this transaction, Energy West has substantially exited the wholesale propane business in Montana and Wyoming.

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Safe Harbor Forward Looking Statement: Energy West Incorporated is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995 for any forward-looking statements made by, or on behalf of
Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans,"
"predicts," and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risk and various other matters, many of which are beyond Energy West's control. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

For additional information or clarification, please contact: JoAnn S. Hogan,
Financial Communications, 1-406-791-7555, jshogan@ewst.com, or John C. Allen,
Corporate Counsel and Vice-President, 1-406-791-7503, jcallen@ewst.com, both of
Energy West, Incorporated.

Our toll-free number is 1-800-570-5688.  Our web address is www.energywest.com

Our address is P.O. Box 2229, Great Falls MT 59403-2229